EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Tao Minerals Ltd.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tao Minerals Ltd., of our report dated May 11, 2007, which include emphasis paragraphs relating to an uncertainty as to the Company’s ability to continue as a going concern), with respect to the financial statements of Tao Minerals Ltd. included in its annual report on Form 10-KSB for the year ended January 31, 2007, filed with the Securities and Exchange Commission.

/s/ Infante & Company
Infante & Company